Exhibit 3.105

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF INCORPORATION

OF

TOMMY BOY MUSIC, INC.

(Under Section 402 of the Business Corporation Law)

The undersigned, being a natural person of at least Twenty-One (21) years and over, under Section 402 of the New York Business Corporation Law, does hereby set forth:

1.             Name:     The name of the corporation shall be TOMMY BOY MUSIC, INC.

2.             Purposes:  The purposes for which said corporation is to be formed are as follows:

(A)          To produce, transmit, reproduce, exploit, exhibit, present, perform and broadcast theatrical plays, dramas, operas, musical compositions, or scores, ballets, musical comedies, books, and all dramatic, musical, television and motion picture productions and publications of every kind, both copyrighted and uncopyrighted, for pubic or private performance in any state or possession of the United States of America or any foreign state, country or territory throughout the world, live and by film, radio, mechanical recording, television, and all scientific processes of a like or similar nature now in being or which shall hereafter be made in conjunction therewith, either with or without sound effects or talking contrivances therewith synchronized, or otherwise adapted or related thereto, and to lease, license, grant rights, licenses and privileges therein to other persons, firms, or corporations throughout the world; to manufacture, produce, adapt, prepare, buy, sell, distribute, license, and otherwise deal in any materials, articles, devices, processes, or things required in connection therewith or incidental thereto, and to employ actors, artists, dancers, singers, performers, artisans, mechanics, and other persons in connection therewith.

(B)           To conduct a publishing business in all its phases, including, without limiting the generality of the foregoing, creating, writing, printing, bookbinding, designing, engraving, photoengraving, lithographing, duplicating, offsetting, facsimile and image, color, line, word, shadow and other reproduction and dealing in paper and stationery, and writing, editing, preparing, creating, publishing, printing, binding, buying, selling, copyrighting, licensing the use of importing, exporting, franchising, marketing, syndicating, distributing, making, manufacturing and generally dealing in or with respect to, any and all kinds of written or oral matter (whether or not printed or reproduced, with or without pictures) including, without limitations, books, magazines, pamphlets, publications, stories, articles, features, columns, and other items of interest to men, women and children, and in any and all equipment, plants, facilities and properties (whether real, personal or mixed, improved or unimproved), and materials and supplies in connection with the foregoing, and to do anything necessary or convenient in furtherance thereof.

(C)           To engage generally in any and all branches of the general theatrical business, including but not limited to radio, television, stage, and motion pictures; to own, lease, or otherwise acquire and to manage, operate, and control theaters and other places of amusement and entertainment; to own, lease, or otherwise acquire, and to manage, operate and control radio, radio broadcasting, and telecasting systems or stations and any other means of communication, whether now known or hereafter discovered or invented; to carry on a general theatrical and amusement business and every branch thereof or every business connected therewith; and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing or calculated directly or indirectly to enhance the value of the property or rights of the Corporation.

(D)          To employ, contract with, manage, deal in, furnish, and otherwise to conduct business in and with, as principal and agent, artists, speakers, illustrators, printers, publisher, singers, musicians, composers, dancers, performers, attractions, and to lease, buy, sell, and operate, and otherwise deal in theatre halls, amusements places, fair grounds, radio, television, motion picture, sound recording, and all other kinds of studios, offices; and factories, wherever situate.

(E)           To manufacture, produce, acquire, purchase, own, maintain, export, import, sell, lease, license, distribute, exhibit, and generally deal in motion pictures of every kind, nature and description, of any size and dimension, colored or otherwise, with or without sound synchronization, talking sequences, or musical accompaniment; to purchase, acquire, sell, lease, distribute, and generally deal in plays, scenarios, works of literature, dramas, dramatic compositions, musical compositions, operas, operettas, and to apply for, obtain, purchase or otherwise dispose of, any and all copyrights, whether secured under the copyright law of the United States or of any foreign country; to produce, purchase, sell, lease, license, and otherwise deal in motion picture plays, with or without sound synchronization, talking sequences or musical accompaniment, dramas, musical composition, operas, operettas, stories, scientific, travel, and educational subjects, and all other subjects generally adaptable to production in motion picture forms, and for that purpose to engage and employ the services of actors, actresses, singers, musicians, directors, playwrights, scenario writers, cameramen, electricians, stage staff, wardrobe staff, scenic artists, and all other persons necessary and proper for the production of such motion pictures.

(F)           To design, write, prepare, place, publish, and display, in any manner, advertisements and publicity devices and innovations of all kinds for itself or for others; to print, publish, and distribute newspapers, books, pamphlets, magazines, periodicals, handbills, pictures, cartoons, posters, display cards; to arrange for the placing of advertisements in publications of all kinds; to do bill posting; to manufacture, install, supply, maintain, and operate billboards, signboards, and illuminated signs; to give or arrange for the giving of demonstrations and exhibitions for advertising purposes; to supervise the preparation and production of moving picture advertisements and publicity devices; to do a general advertising, press agency, and publicity business in all its branches; and to make all conducive to the complete attainment of such purposes.

(G)           To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign, and transfer or otherwise dispose of, to invest, trade, borrow, lead, deal in and deal with goods, wares, merchandise, real and personal property of every class and description.

(H)          To purchase, acquire, hold, sell, underwrite, assign, mortgage, pledge or otherwise manage, administer, deal in or dispose of the shares of the evidences or indebtedness of any corporation or corporations or interests or securities of any kind in any entity whatsoever, regardless of whether the services are performed for such latter corporation or corporations or entity and while owner or holder thereof to exercise all of the rights, powers and privileges of ownership and to issue in exchange therefor its own stocks, bonds or other obligations.

(I)            The foregoing enumeration of specific powers shall not be deemed or held to limit or restrict in any manner the general powers of the Corporation as conferred by the laws of the State of New York.

3.             Capital Stock:        The aggregate number of shares which this corporation shall have authority to issue is Two Hundred (200) shares of one class only, which shares are without par value.

4.             Offices:      The office of the corporation shall be located in the City of New York, County of New York, State of New York and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is:

c/o David G. Lubell, Esq.

1370 Avenue of the Americas

New York, New York 10019

5.             Agent for Process:   The Secretary of State is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

6.             Fiscal Year:   The corporation intends to select as its tax year the year ending December 31st.

IN WITNESS WHEREOF, I have signed this Certificate on the 10th day of September, 1980.

/s/ Richard A. Glickstein
Richard A. Glickstein
30 West 63rd Street
Apt. 25C
New York, New York 10023

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	:	ss. :
COUNTY OF NEW YORK	)

On the 10th day of September, 1980, before me personally appeared RICHARD A. GLICKSTEIN, to me known and known to me to be the same person described in and who executed the foregoing Certificate of Incorporation, and duly acknowledged to me that he executed the same.

/s/ Nan C. Bases
Notary Public

NAN C. BASES
Notary Public, State of New York
No. 31-4668064
Qualified in New York County
Commission Expires March 30, 1982

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

NYS DEPARTMENT OF STATE-DIVISION OF CORPORATIONS		FILING PERIOD	FEE
Biennial Statement, Part A	651653	09/2002	$9.00

CORPORATION NAME

TOMMY BOY MUSIC, INC.

1	FARM CORPORATION	☐

The corporation is a corporation engaged in the production of crops, livestock, and livestock products on land used in agricultural production (Agriculture and Markets Law Section 301). It is not required to report.

2	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME Helen Murphy
ADDRESS 75 Rockefeller Plaza
		CITY New York	STATE NY	ZIP - 4 10019
3	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME Tommy Boy Music, Inc.
ADDRESS 902 Broadway
		CITY New York	STATE NY	ZIP - 4 10010
4	SERVICE OF PROCESS ADDRESS	NAME CT Corporation System
ADDRESS 111 Eighth Avenue, 13th Floor
		CITY New York	STATE NY	ZIP - 4 10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS Biennial Statement, Part B		FILING PERIOD	FEE
	651653	09/2002	$9.00

CORPORATION NAME
TOMMY BOY MUSIC, INC.

(1)	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER
JEROME N. GOLD
75 ROCKEFELLER PLAZA
NEW YORK NY 10019

(2)	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE
TOMMY BOY MUSIC, INC.
902 BROADWAY
NEW YORK NY 10019

(3)	SERVICE OF PROCESS ADDRESS
EDWARD J. WEISS, ESQ.
75 ROCKEFELLER PLAZA
NEW YORK NY 10019

If there are no changes to the information printed in Part B, sign Part C and return with payment payable to the Dept. of State

(YOU MUST SIGN ON REVERSE)